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                                                                   Exhibit 10.34


                     AMENDMENT NO. 1 TO RESTATED AND AMENDED
                   AMERIN CORPORATION EQUITY AWARD AGREEMENTS


THIS AMENDMENT NO. 1, dated as of September 17, 1997 (the "Amendment"), by and between Amerin Corporation, a Delaware corporation (the "Company"), and Jerome
J. Selitto (the "Participant"), amends (i) the Restated and Amended Amerin Corporation Equity Award Agreement (the "First Agreement"), dated as of December 1, 1995, by and between the Company and the Participant, and (ii) the Restated and Amended Amerin Corporation Equity Award Agreement (the "Second Agreement"), dated as of May 1, 1997, by and between the Company and the Participant (the First Agreement and the Second Agreement being hereinafter referred to collectively as the "Agreements").

                                    RECITALS:

WHEREAS, the Corporation has previously adopted the USMIC Corporation 1992 Long-Term Stock Incentive Plan and has amended and restated such Plan as of November 1, 1995 as the Amerin Corporation 1992 Long-Term Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of the Agreements and this Amendment; and

WHEREAS, pursuant to the Plan and the Agreements the Company has previously granted the Options (as defined below) to the Participant as an inducement to enter into and remain in the employment of the Company's wholly-owned subsidiary, Amerin Guaranty Corporation ("Amerin") and as an increased incentive to contribute to the Company's further success and prosperity; and

WHEREAS, the Participant is a senior executive of Amerin and has made and is expected to continue to make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as defined below) exists;

WHEREAS, the Company desires to assure itself of both present and future continuity of management and desires to establish certain minimum severance benefits for certain of its senior executives, including the Participant, applicable in the event of a Change in Control;

WHEREAS, the Company wishes to ensure that its senior executives are not practically disabled from discharging their duties in respect of a proposed or actual transaction involving a Change in Control; and

WHEREAS, the Company desires to provide additional inducement for the Participant to continue to remain in the ongoing employ of Amerin;

NOW, THEREFORE, the Company and the Participant agree that the Agreement shall be amended as follows:
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Capitalized terms not otherwise defined herein shall have the same meanings specified in the Agreement, and capitalized terms not otherwise defined herein or in the Agreements shall have the meanings specified in the Plan.

1. Certain Defined Terms. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

         (a)      "Board" means the Board of Directors of the Company.

         (b) "Change in Control" means the occurrence during the Term of any of the following events:

                  (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such transaction; or

                  (ii) The Company sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding Voting Stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer; or

                  (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than an Original Investor) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
                           Act) of securities representing 25% or more of the combined voting power of the then-outstanding Voting Stock of the Company.

                  Notwithstanding the foregoing provisions of Section 1(b)(iii), unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section 1(b)(iii) solely because (A) the Company, (B) a Subsidiary, or (C) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary either files or
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                  becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or
                  Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 25% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

         (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (d) "Options" means (i) the First Option and Second Option (as defined in the First Agreement) granted under the First Agreement and (ii) the Option (as defined in the Second Agreement) granted under the Second Agreement.

         (e) "Original Investor" means any of the five institutional investors which owned any capital stock of the Company as of November 1, 1995.

         (f) "Subsidiary" means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

         (g) "Term" means the period commencing as of the date hereof and expiring as of the later of (i) the close of business on December 31, 2002, or (ii) the expiration of the Coverage Period; provided, however, that (A) commencing on January 1, 2002 and each January 1 thereafter, the term of this Agreement will automatically be extended for an additional year unless, not later than September 30 of the immediately preceding year, the Company or the Executive shall have given notice that it or the Executive, as the case may be, does not wish to have the Term extended and (B) subject to the last sentence of
                  Section 5, if, prior to a Change in Control, the Executive ceases for any reason to be an employee of the Company and any Subsidiary, thereupon without further action the Term shall be deemed to have expired and this Agreement will immediately terminate and be of no further effect. For purposes of this
                  Section 1(f), the Executive shall not be deemed to have ceased to be an employee of the Company and any Subsidiary by reason of the transfer of Executive's employment between the Company and any Subsidiary, or among any Subsidiaries.

         (h) "Voting Stock" means securities entitled to vote generally in the election of directors.

2. Operation of Agreement. This Agreement will be effective and binding immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement will not be operative unless and until a Change in Control occurs. Upon the occurrence of a Change in Control at any time during the Term, without further action, this Agreement shall become immediately operative.
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3.       Acceleration of Vesting.

         (a) Following the occurrence of a Change in Control, any portion of the Options not otherwise exercisable as of the date of such change in Control shall become immediately exercisable; provided, however, that this Section 3(a) shall be of no force and effect if such acceleration of exercisability would cause the Company to be unable to use the pooling of interests method of accounting in connection with the transactions resulting in such Change in Control.

         (b) Notwithstanding any provision of this Agreement to the contrary, the parties' respective rights and obligations under this Section 3 and under Section 4 will survive any termination or expiration of this Agreement or the termination of the Participant's employment following a Change in Control for any reason whatsoever.

4. Legal Fees and Expenses. It is the intent of the Company that the Participant not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Participant's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Participant hereunder. Accordingly, if it should appear to the Participant that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Participant the benefits provided or intended to be provided to the Participant hereunder, the Company irrevocably authorizes the Participant from time to time to retain counsel of Participant's choice, at the expense of the Company as hereafter provided, to advise and represent the Participant in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Participant's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Participant agree that a confidential relationship shall exist between the Participant and such counsel. Without respect to whether the Participant prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the Participant in connection with any of the foregoing.
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5.       Employment Rights. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Participant to have the Participant remain in the employment of the Company or any Subsidiary prior to or following any Change in Control. Any termination of employment of the Participant or the removal of the Participant from the office or position in the Company or any Subsidiary following the commencement of any discussion with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Participant after a Change in Control for purposes of this Agreement.

6. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

7.       Successors and Binding Agreement.

         (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Participant, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

         (b) This Agreement will inure to the benefit of and be enforceable by the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

         (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 7(a) and 7(b). Without limiting the generality or effect of the foregoing, the Participant's rights hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Participant's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 7(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.
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8.       Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to the Participant at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

9. Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Illinois, without giving effect to the principles of conflict of laws of such State.

10. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Participant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. References to Sections are to references to Sections of this Agreement.

12. Application of Agreement. Except as expressly amended pursuant to this Amendment No. 1, all terms of the Agreements remain in full force and effect.
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13.      Counterparts. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Participant, have executed this Amendment No. 1 either together or in the form of multiple counterparts hereof (each of which shall be deemed an original) effective as of the date and year first above written.

                                       AMERIN CORPORATION


                                       By: /s/ Randolph C. Sailer II
                                          ---------------------------------
                                               Senior Vice President


                                       JEROME J. SELITTO


                                       /s/ Jerome J. Selitto
                                       ------------------------------------